UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Acquisition and Related Financing of Corporate Technology Centre
On March 28, 2013, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBSII Corporate Technology Centre, LLC (the “Owner”), acquired an office campus consisting of eight office buildings totaling 610,083 rentable square feet located on approximately 32.7 acres of land in San Jose, California (“Corporate Technology Centre”). The seller is not affiliated with the Company or its advisor. The purchase price of Corporate Technology Centre was $239.0 million plus closing costs. At acquisition, Corporate Technology Centre was 100% leased to five tenants.
The Company funded the purchase of Corporate Technology Centre with proceeds from a $140.0 million mortgage loan (the “Corporate Technology Centre Mortgage Loan”) and proceeds from an existing credit facility. The Corporate Technology Centre Mortgage Loan matures on April 1, 2020 and bears interest at a fixed rate of 3.50%. Monthly payments are initially interest-only. Beginning on May 1, 2017, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the loan term, with the remaining principal balance, all accrued and unpaid interest and any other amounts due at maturity.  The Owner has the right to repay the loan in whole (but not in part, except in connection with a parcel release) on or after March 31, 2014, subject to certain conditions and a formula‑based yield prepayment premium. The loan is fully assumable by a subsequent purchaser of Corporate Technology Centre, subject to certain terms and conditions contained in the loan agreement.
KBS REIT Properties II, LLC (“REIT Properties II”) is providing a limited guaranty of the Corporate Technology Centre Mortgage Loan with respect to certain potential costs, expenses, losses, damages and other sums which may result from certain actions or inactions by the Owner.  REIT Properties II is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Corporate Technology Centre Mortgage Loan in the event of (i) certain bankruptcy or insolvency proceedings involving the Owner, certain of its affiliates, or REIT Properties II and (ii) certain other intentional actions committed by the Owner in violation of the loan documents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 1, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer